UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 23, 2010

(Date of earliest event reported)

CELLCO PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	333-160446	22-3372889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Verizon Way Basking Ridge, NJ	07920
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 306-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On July 23, 2010, Verizon Communications Inc. (Verizon) issued a press release and financial tables announcing earnings for the second quarter of 2010. The press release and financial tables, attached as an exhibit hereto, include information related to the results of operations and financial condition of the registrant, Cellco Partnership d/b/a Verizon Wireless (Verizon Wireless) for the first quarter of 2010.

Non-GAAP Measures

Verizon’s press release and financial tables include financial information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance the understanding of Verizon’s GAAP financial information and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Verizon consolidated earnings before interest, taxes, depreciation and amortization (Consolidated EBITDA), Verizon Wireless Segment EBITDA (Wireless EBITDA), Verizon Wireless Segment EBITDA service margin (Wireless EBITDA service margin), Verizon Wireline Segment EBITDA (Wireline EBITDA) and Verizon Wireline Segment EBITDA margin (Wireline EBITDA margin) are non-GAAP measures and do not purport to be alternatives to GAAP items as measures of operating performance. Management believes that these measures are useful to investors and other users of our financial information in evaluating operating profitability on a more variable cost basis as they exclude the depreciation and amortization expenses related primarily to capital expenditures and acquisitions that occurred in prior years, as well as in evaluating operating performance in relation to Verizon’s competitors. Wireless EBITDA service margin and Wireline EBITDA margin are presented along with the respective corresponding operating income margin so as not to imply that more emphasis should be placed on it than the corresponding GAAP measure.

Consolidated EBITDA is calculated by adding back interest, taxes, depreciation and amortization expenses, equity in earnings of unconsolidated businesses and other income/(expense), net to net income.

Wireless EBITDA is calculated by adding back depreciation and amortization expenses to Verizon Wireless operating income, and Wireless EBITDA service margin is calculated by dividing Wireless EBITDA by Verizon Wireless service revenues. Wireless EBITDA service margin utilizes service revenues rather than total revenues. Service revenues exclude primarily equipment revenues (as well as other non-service revenues) in order to capture the impact of providing service to the wireless customer base on an ongoing basis.

Wireline EBITDA is calculated by adding back depreciation and amortization expenses to Verizon Wireline operating income, and Wireline EBITDA margin is calculated by dividing Wireline EBITDA by total Wireline revenues.

Verizon Wireless monthly cash expense per customer is a non-GAAP financial measure that management believes is useful to investors and other users of our financial information in evaluating current operating expense efficiency, as well as in evaluating operating performance in relation to Verizon Wireless’ competitors. Verizon Wireless monthly cash expense per customer is calculated by subtracting equipment and other revenue from Verizon Wireless cost of sales and services and selling, general and administrative expenses and dividing the result by average customers during the period. As a result, monthly cash expense per customer reflects equipment and other revenue on a net cost basis in order to illustrate the impact of the net cost of selling handsets and other equipment to customers and other similar transactions with customers.

Free cash flow is a non-GAAP financial measure that management believes is useful to investors and other users of Verizon’s financial information in evaluating cash available to pay debt and dividends. Free cash flow is calculated by subtracting capital expenditures from cash flow from operations.

Net debt and the ratio of net debt to Adjusted EBITDA are non-GAAP financial measures that management believes are useful to investors and other users of our financial information in evaluating Verizon’s leverage. Net debt is calculated by subtracting cash and cash equivalents from the sum of debt maturing within one year and long-term debt. For purposes of the ratio of Net Debt to Adjusted EBITDA, Adjusted EBITDA is the sum of the consolidated EBITDA amounts for the last 12 months adjusted to exclude the effect of non-operational and/or non-recurring items. Management believes this presentation assists investors in understanding trends that are more indicative of future operating results than GAAP results of operations, given the non-operational and/or non-recurring nature of the items excluded from the calculation.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99	Press release and financial tables, dated July 23, 2010, issued by Verizon Communications Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cellco Partnership
(Registrant)

Date: July 23, 2010	/s/ Steven E. Zipperstein
Steven E. Zipperstein
Vice President – Legal & External Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99	Press release and financial tables, dated July 23, 2010, issued by Verizon Communications Inc.